UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Wilkins as Executive Vice President, Chief Operating Officer
On August 13, 2022, Michael Wilkins notified United Fire Group, Inc. (the "Company" or "UFG") of his decision to retire as Executive Vice President & Chief Operating Officer, effective September 30, 2022 (“Retirement Date”). In connection with Mr. Wilkins’ planned retirement, the Company and Mr. Wilkins have agreed that Mr. Wilkins receive an increase to base salary for 2022 of $50,000 and all of Mr. Wilkins’ employee benefits will continue through the Retirement Date. Mr. Wilkins will work only four days per week for the remaining portion of August 2022, followed by three days per week in September 2022. Mr. Wilkins will receive an award of $318,750 under the Corporation’s Long Term Incentive Plan for the three-year cycle beginning January 2022 (“2022 LTIP”), to be allocated among performance stock units, stock options, and restricted stock units, and subject to the Performance Measures, Target, Threshold and Maximum goal levels as established by the Board in February 2022. Provided Mr. Wilkins does not voluntarily terminate employment and is not terminated from employment for cause (as defined in Mr. Wilkins’ Change in Control Severance Agreement) prior to the Retirement Date: Mr. Wilkins will receive a retention bonus of $50,000, payable within 30 days following the Retirement Date; will be paid his bonus for 2022 under the Corporation’s Annual Incentive Plan, as and when such bonus would otherwise be paid in 2023, prorated for a partial year of employment ending on the Retirement Date. All unvested restricted stock units and stock options held by Mr. Wilkins will be vested on the Retirement Date. The exercise period on Mr. Wilkins’ stock options shall be extended to September 30, 2024. All unvested UFG performance stock units held by Mr. Wilkins on the Retirement Date will lapse and terminate except as otherwise described herein.

Item 7.01 Regulation FD Disclosure.
On August 16, 2022, the Company issued a press release announcing the retirement of Mr. Wilkins effective September 30, 2022. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit 99.1	Press release of United Fire Group, Inc. dated August 16, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	August 16, 2022	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

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